THIS AMENDMENT TO THE ACQUISITION AGREEMENT (this “Amendment’) is made effective the 21st day of April, 2005.

BETWEEN:

RTO INVESTMENTS CORP., a Bahamian corporation

AND

TERRA NOSTRA TECHNOLOGY LTD., a Nevada corporation

WHEREAS:

A.

RTO Investments Corp (“RTO”) and Terra Nostra Technology Ltd. (“Terra Nostra”), now Terra Nostra Resources Corp., entered into an Acquisition Agreement dated December 10th, 2004 (the “Acquisition Agreement”), and;

B.

The parties hereto have discussed various amendments to be made to the terms and conditions of the Acquisition Agreement.

NOW THEREFORE IN CONSIDERATION of the mutual covenants and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

Defined Terms

All undefined terms used herein shall have the same meaning as set forth in the Acquisition Agreement.

2.

Amendments to Acquisition Agreement

The parties agree to amend the Acquisition Agreement set forth below in Sections 2.1 to 2.5, which shall be effective as of the date hereof.  No other provisions, terms or conditions of the Acquisition Agreement shall be deemed altered, amended or revised hereby.

2.1

Section 2.01 is hereby amended in its entirety to read as follows:

           "Acquisition. Based upon the terms and subject to the conditions of this

            Agreement, on the Closing date, Terra Nostra agrees to issue to RTO,

            and/or its assigns, 35,000,000 Post Reverse Split Common Shares of Terra

            Nostra, and RTO agrees to terminate the RTO JV Agreement and allow Terra

 Nostra to enter into a new Joint Venture Agreement directly with SJCC (the

            "Acquisition")."

2.2

Section 4.06 is hereby amended in its entirety to read as follows:

"Section 4.06.

Brokerage. The parties acknowledge that Terra Nostra has incurred an obligation to pay a finder’s fee in connection with the transactions contemplated by this Agreement, in the amount of 1,458,600 common shares of Terra Nostra, which Terra Nostra shall satisfy on or before Closing."

2.3

Section 4.09(b) is hereby amended in its entirety to read as follows:

"Section 4.09(b)  Terra Nostra has, or will have prior to the Closing Date, provided to RTO, the audited financial statements of Terra Nostra, for the period ended December 31, 2004 (together with the audited financial statements the years ended for December 2002 and December 2003, (the “Terra Nostra Financial Statements”).  The Terra Nostra Financial Statements shall be true, correct and complete in all material respects and fairly present the financial condition of Terra Nostra and the results of its operations for the period then ended and shall be prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis; and"

2.4

 Section 4.14(b) is hereby amended in its entirety to read as follows:

"issued, reserved for issuance, sold or redeemed, repurchased or redeemed, repurchased or otherwise acquired, or issued options or rights to subscribe to, or entered into any contract or commitment to issue, sell or redeem, repurchase or otherwise acquire, any share of its capital stock or any bonds, notes, debentures or other evidence or indebtedness; save and except for the sale of 666,667 units in a private placement in the amount of $2 million priced at $3.00 per share, with each unit consisting of a share of Terra Nostra’s common stock and a warrant to purchase an additional share of common stock, exercisable at $5.00 per share for a period of one year.”

2.5      Schedule 8.02 shall be amended to reflect the capitalization as at April 15/2005 as appended hereto.

 3.

Miscellaneous

3.1

This Amendment is binding upon the parties hereto and their respective heirs, executors, administrators, successor and assigns.

3.2

This Amendment may be executed in one or more counterparts, each of which so executed shall constitute one and the same agreement..

IN WITNESS WHEREOF, the parties have executed this Amending Agreement as of the date and year first above written.

RTO INVESTMENTS CORP.,

TERRA NOSTRA RESOURCES CORP.,

a Bahamian corporation

a Nevada corporation

By:  /s/ James Poe

By: /s/ Donald C. Nicholson

Name:

James Poe

Name:  Donald C. Nicholson

Title:

Director

Title:    President and Secretary

SCHEDULE 8.02

TERRA NOSTRA CAPITALIZATION AS AT APRIL 15/2005

Terra Nostra Capitalization - Shares

Section	Shares	Comment
Section 6.07(a)(i) Acquisition Agmt	3,082,235*	Post Reverse Split Common Shares
Section 6.10(a) Acquisition Agmt	1,700,000	Shares for Debt
Section 2.1 Amending Agmt	35,000,000	Acquisition shares issued to RTO and/or Assigns
Section 2.4 Amending Agmt	291,852	Issued as of April 15/2005
Total	40,102,068*

Terra Nostra Capitalization - Warrants

Section	Warrants	Comment
Section 6.07(a)(i) Acquisition Agmt	128,652*	Post Reverse Split Warrants
Section 2.4 Amending Agmt	291,852	As of April 15/2005
Total	420,504*

*or such other number as may reflect the rounding up pursuant to the reverse split

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